UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006
Luby's, Inc.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253

(Commission File Number)	(IRS Employer Identification Number)
13111 Northwest Freeway, Suite 600 Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Non-Employee Director Compensation

On March 30, 2006, the Board of Directors of Luby’s, Inc. approved a recommendation from its Executive Compensation Committee to increase each Non-Employee Director’s mandatory retainer award by $5,000 from $10,000 to $15,000 per year, thus increasing each Non-Employee Director's overall annual retainer by $5,000.  The mandatory retainer award is a portion of each Non-Employee Director’s annual retainer that is required to be taken in the form of restricted stock, such grants to be made at quarterly intervals. The next quarterly grants shall be made on or about April 3, 2006. The restricted stock units shall become unrestricted on the third anniversary after each quarterly grant date. The restricted stock units are valued at the closing price of the Company’s common stock on the date of each quarterly grant. All other elements of Board compensation described in the Company’s most recent proxy statement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY'S, INC.
(Registrant)

Date:	April 3, 2006	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer